LETTERHEAD OF PARITZ & COMPANY, P.A.]

Paritz & Company, P.A
certified public accountants                         15 Warren Street, Suite 25
                                                   Hackensack, New Jersey 07601
                                                                 (201) 342-7753
                                                            Fax: (201) 342-7598
                                                      E-mail: paritz@paritz.com
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                                                                 March 24, 2005


Board of Directors
Wherify Wireless, Inc.
(A Development Stage Company) Redwood City, California


         This letter will serve to grant our permission to include the audited financial statements of Wherify Wireless, Inc. as of June 30, 2002 and 2003 that we previously opined upon in a Form SB-2 filing with the United States Securities and Exchange Commission.

         We have not performed any additional auditing procedures since our opinion date of June 30, 2004, which contained a going concern paragraph, and therefore, are not responsible for any transactions that may have occurred after that date. We also are under no further obligation to update the aforementioned financial statements.

                                                /s/ Paritz & Company
                                                -----------------------
                                                Paritz & Company, P.A.